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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 9, 2001 related to Chevy Chase Auto Receivables Trust 2001-2's balance sheet as of September 9, 2001 included herein.


/s/ Arthur Andersen LLP

Vienna, VA

September 9, 2001